UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

AMERICAN WAGERING, INC.
(Exact name of registrant as specified in charter)

Nevada	000-20685	88-0344658
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 735-0101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)   On April 13, 2011, American Wagering, Inc., a Nevada corporation (the “Company”), William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (“Parent”), and AW Sub Co., a Nevada corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger, each holder of outstanding shares of Company common stock (other than (i) shares owned by Parent, Merger Subsidiary, the Company or any subsidiary of the Company or (ii) shares in respect of which dissenters’ rights have been properly exercised under Nevada law) will be entitled to receive $0.90 in cash for each such share (which shares shall be automatically cancelled).  Contemporaneous with the Closing (as defined in the Merger Agreement), Parent shall cause a wholly-owned subsidiary of Parent to pay to the Company an amount equal to the sum of (i) $1,416,200 and (ii) all of the additional accrued but unpaid interest on each share of preferred stock for the period from the execution of the Merger Agreement through the Closing Date (as defined in the Merger Agreement), which the Company will use at the Closing to redeem in cash from the holders of the Company’s preferred stock each issued and outstanding share of preferred stock.  On or after the Closing, Parent shall cause the Surviving Corporation (as defined in the Merger Agreement) to honor the cashing of checks held by the holders of preferred shares representing accrued interest on the preferred shares for the period prior to the date of the execution of the Merger Agreement.  At the Closing, each outstanding stock warrant and option to purchase shares of Company common stock that is outstanding immediately prior to the effective time of the Merger shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder as soon as practicable following the effective time of the Merger an amount in cash equal to the product of (i) the excess of $0.90 over the exercise price per share of Company common stock under such stock warrant or option, and (ii) the number of shares of Company common stock subject to such stock warrant or option.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the adoption of the Merger Agreement by the Company’s stockholders, which was effected on April 13, 2011 by the written consent of a majority of the Company’s stockholders (as described in Item 5.07 below), upon receipt of such consent no further approval of the Company’s stockholders is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) the absence of any injunction or applicable law preventing consummation of the Merger, (iii) receipt of any required consents, approvals and licenses under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder and applicable local gaming and liquor laws, ordinances and regulations, (iv) the accuracy of the representations and warranties made by the Company, Parent and Merger Subsidiary, and (v) the performance, in all material respects, by each of the Company, Parent and Merger Subsidiary of all of its obligations, agreements and covenants under the Merger Agreement.

The Merger Agreement contains customary representations and warranties made by the Company, Parent and Merger Subsidiary.  In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to take certain actions prior to the closing of the Merger without the prior consent of Parent.

(b)   Additionally, on April 13, 2011 (the “Bridge Loan Signing Date”), the Company and Parent entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) pursuant to which Parent agreed to loan to the Company funds in an aggregate principal amount of up to $7.25 million (the “Bridge Facility”).  The Bridge Facility matures upon earlier of (i) consummation of the Merger, (ii) termination of the Merger Agreement and (iii) December 31, 2013, subject to certain extension mechanisms.

Loans outstanding under the Bridge Facility accrue interest at an annual rate equal to 12.5%, which compounds on a quarterly basis in arrears on March 31, June 30, September 30, and December 31 of each year, and shall be paid in kind.  During the existence of an event of default under the Bridge Facility, an additional 2% per annum is imposed.

A principal amount equal to $4,250,000 was made available to the Company on the Bridge Loan Signing Date.  The remainder of the Bridge Facility may be funded from time to time in Parent’s sole discretion during the term of the Bridge Facility.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text of Item 1.01(b) of this Current Report on Form 8-K is incorporated by reference to this Item 2.03.

The foregoing summary description of the Merger Agreement, the Bridge Loan Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Bridge Loan Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2 and the terms of which are incorporated herein by reference.

The Merger Agreement and the Bridge Loan Agreement have been attached as exhibits to this Current Report on Form 8-K in order to provide investors and security holders with information regarding their terms.  They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement and the Bridge Loan Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 13, 2011, following execution of the Merger Agreement, the holders (in the aggregate) of 4,239,254 shares of Company common stock, constituting not less than a majority of the voting power of the outstanding shares of the Company, executed a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby.  No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 8.01.  Other Events.

On April 13, 2011, the Company issued a press release in connection with the Merger.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of April 13, 2011, among William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (“Parent”), AW Sub Co., a Nevada corporation and an indirect wholly-owned subsidiary of Parent, and American Wagering, Inc., a Nevada corporation.

10.1

Bridge Loan Agreement, dated as of April 13, 2011, by and among American Wagering, Inc., a Nevada corporation, the Guarantors (as defined therein), and William Hill Holdings Limited, a private limited company formed under the laws of England and Wales.

99.1	Press Release issued by American Wagering, Inc., dated April 13, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.

Date: April 13, 2011	By:	/s/ Victor Salerno
Victor Salerno
Chief Executive Officer and President